Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Data" and to the use of our report dated February 13, 1996, in the Registration Statement (Form S-1) and related prospectus of Monterey Homes Corporation (formerly Homeplex Mortgage Investments Corporation) for the registration of 212,398 warrants to purchase an aggregate of 256,345 shares of common stock.

                                                          Ernst & Young LLP


Phoenix, Arizona
June 18, 1997